FOR IMMEDIATE RELEASE
HC2 Holdings Reports Second Quarter 2020 Results
- Second Quarter 2020 Consolidated Net Revenue of $377.0 Million -
- Completes Sale of 30% Interest in HMN Joint Venture, Reducing Debt -

New York, August 10, 2020 - HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, announced today its consolidated results for the second quarter ended June 30, 2020.

Second Quarter 2020 Highlights
•Redeemed approximately $50.6 million of HC2’s 11.5% Senior Secured Notes.
•Net Income attributable to common and participating preferred stockholders of $12.7 million, or $0.26 per share, compared to $9.0 million, or $0.12 per fully diluted share, in the year-ago quarter. Net Income for the second quarter 2019 includes a $0.12 per share loss from discontinued operations.
•Adjusted EBITDA for Core Operating Subsidiaries* of $23.5 million, compared to $25.2 million in the year-ago quarter.
•Total Adjusted EBITDA, excluding Insurance, of $15.2 million, compared to $25.5 million in the year-ago quarter.
* “Core Operating Subsidiaries” consists of HC2’s Construction, Energy and Telecommunications segments.

Subsequent Event
•Announced pursuit of strategic options for Telecommunications subsidiary, PTGi-International Carrier Services, Inc.

“We continued to navigate through the challenging environment caused by the COVID-19 pandemic, and I am proud of our team’s ongoing efforts to ensure our businesses run as smoothly as possible while adhering to the highest standards in providing quality service to all of our customers,” stated Wayne Barr, Jr., HC2’s interim Chief Executive Officer. “During the second quarter, we were pleased to complete the sale of a significant portion of our stake in HMN, which contributed to reduce debt at the holding company level by 27% since the beginning of the year, executing on our top priority of debt reduction and strengthening the balance sheet.”

“We were pleased our Energy subsidiary tripled its Adjusted EBITDA compared to the prior-year period, and we are excited for the impending commercial launch of R2’s CryoAesthetic technology within the next few months,” added Mr. Barr. “We are focused on the successful refinancing of our 11.5% Notes, as well as significantly reducing corporate expenditures as we evaluate all strategic options across our portfolio to enhance our capital structure and unlock value for our stockholders.”

Avie Glazer, Chairman of HC2, added, “The last few months have been a period of transition for HC2. During this time, the Board has taken a fresh and thorough look at the company and its investments. Everyone at HC2 is excited, and we believe that there are a lot of opportunities to create and enhance value in the future and reward all stockholders.”

Second Quarter Financial Highlights
•Net Revenue: For the second quarter of 2020, HC2 consolidated net revenue was $377.0 million, compared to $479.2 million for the year-ago quarter. Lower revenues from the Telecommunications, Construction and Broadcasting segments, as well as the Insurance segment, net of eliminations, were partially offset by an increase in revenue from the Energy segment.

NET REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Increase / (Decrease)	2020	2019	Increase / (Decrease)
Construction	$172.3	$195.7	$(23.4)	$348.8	$387.8	$(39.0)
Energy	10.3	5.5	4.8	20.7	10.6	10.1
Telecommunications	107.3	189.3	(82.0)	293.7	344.8	(51.1)
Total Core Operating Subsidiaries	$289.9	$390.5	$(100.6)	$663.2	$743.2	$(80.0)
Insurance	80.5	82.1	(1.6)	144.3	170.9	(26.6)
Broadcasting	9.5	10.0	(0.5)	19.6	19.8	(0.2)
Eliminations (1)	(2.9)	(3.4)	0.5	(5.3)	(5.7)	0.4
Consolidated HC2	$377.0	$479.2	$(102.2)	$821.8	$928.2	$(106.4)
(1) The Insurance segment revenues are inclusive of realized and unrealized gains and net investment income for the three and six months ended June 30, 2020 and 2019, inclusive of transactions between entities under common control, which are eliminated or are reclassified in consolidation.

•Net Income / (Loss): For the second quarter of 2020, HC2 reported Net Income attributable to common stock and participating preferred stockholders of $12.7 million, or $0.26 per share, compared to $9.0 million, or $0.12 per share, in the year-ago quarter. Net Income attributable to common and participating preferred stockholders per share for the second quarter 2019 includes net loss from discontinued operations of $0.12 per share.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Increase / (Decrease)	2020	2019	Increase / (Decrease)
Construction	$1.6	$8.9	$(7.3)	$1.5	$11.0	$(9.5)
Energy	0.4	(0.7)	1.1	1.0	(1.3)	2.3
Telecommunications	(0.1)	0.4	(0.5)	0.5	1.0	(0.5)
Total Core Operating Subsidiaries	$1.9	$8.6	$(6.7)	$3.0	$10.7	$(7.7)
Insurance	11.4	30.3	(18.9)	11.4	64.1	(52.7)
Life Sciences	(1.2)	(1.4)	0.2	(4.4)	(4.0)	(0.4)
Broadcasting	(4.7)	(3.5)	(1.2)	(10.9)	(7.9)	(3.0)
Other and Eliminations	46.1	1.1	45.0	4.0	(4.7)	8.7
Non-operating Corporate	(38.9)	(22.5)	(16.4)	(70.0)	(46.1)	(23.9)
Consolidating Eliminations attributable to HC2 Holdings Insurance Segment(1)	(1.5)	(3.2)	1.7	(3.1)	(5.5)	2.4
Net income (loss) attributable to HC2 Holdings, Inc.	$13.1	$9.4	$3.7	$(70.0)	$6.6	$(76.6)
Less: Preferred dividends, deemed dividends, and repurchase gains	0.4	0.4	—	0.8	(0.8)	1.6
Net income (loss) attributable to common stock and participating preferred stockholders	$12.7	$9.0	$3.7	$(70.8)	$7.4	$(78.2)

(1) The Insurance segment results are inclusive of realized and unrealized gains and net investment income for the three and six months ended June 30, 2020 and 2019, inclusive of transactions between entities under common control, which are eliminated or are reclassified in consolidation.

•Adjusted EBITDA: Adjusted EBITDA for “Core Operating Subsidiaries” totaled $23.5 million for the second quarter of 2020, compared to $25.2 million for the year-ago quarter, as improvements at Energy were offset by reduced contributions from Construction and Telecommunications.

For the second quarter of 2020, Total Adjusted EBITDA, which excludes the Insurance segment, totaled $15.2 million, compared to Adjusted EBITDA of $25.5 million for the year-ago quarter. The year-over-year decrease was primarily due to reduced contributions from the Other segment, which now consists of equity income from the 19% piece of the HMN joint venture the Company owns, plus increased losses at the Life Sciences and Broadcasting segments. The decline in the Other segment from the prior-year period was due to lower profits at the HMN joint venture due to timing of turnkey project work.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Increase / (Decrease)	2020	2019	Increase / (Decrease)
Construction	$19.1	$23.1	$(4.0)	$28.1	$35.5	$(7.4)
Energy	4.2	1.3	2.9	8.0	2.3	5.7
Telecommunications	0.2	0.8	(0.6)	0.6	1.6	(1.0)
Total Core Operating Subsidiaries	$23.5	$25.2	$(1.7)	$36.7	$39.4	$(2.7)
Life Sciences	(4.5)	(1.8)	(2.7)	(8.7)	(4.7)	(4.0)
Broadcasting	(1.1)	(0.9)	(0.2)	(2.1)	(3.4)	1.3
Other and Eliminations	0.9	7.4	(6.5)	(0.7)	2.5	(3.2)
Non-operating Corporate	(3.6)	(4.4)	0.8	(8.6)	(10.5)	1.9
Total Adjusted EBITDA	$15.2	$25.5	$(10.3)	$16.6	$23.3	$(6.7)

•Balance Sheet: As of June 30, 2020, HC2 had consolidated cash, cash equivalents and investments of $4.6 billion, which includes cash and investments associated with HC2’s Insurance segment. Excluding the Insurance segment, consolidated cash was $64.3 million, of which $0.9 million was at the HC2 corporate level.
Second Quarter 2020 Segment Highlights
•Construction
–The Company continues to review strategic alternatives for DBM, including a potential sale or a subsidiary refinancing.

–For the second quarter of 2020, DBM reported Net Income of $1.6 million, compared to $8.9 million for the year-ago quarter. Adjusted EBITDA was $19.1 million, compared to $23.1 million in the year-ago quarter. DBM’s results for the quarter were impacted by the timing and mix of project backlog, as well as from the COVID-19 pandemic, which has resulted in delays in new project awards for both its commercial construction and industrial services businesses. DBM was further impacted by certain industrial services customers electing to defer on routine maintenance and repair until a future date, and in some cases indefinitely defer or cancel new capital projects, in response to the lower demand in oil and gas markets.

–DBM's total backlog was approximately $410.3 million as of June 30, 2020, compared to $468.5 million for the year-ago quarter. Taking into consideration awarded, but not yet signed contracts, backlog would have been approximately $714 million at the end of the second quarter of 2020, compared to $662 million at the end of the second quarter of 2019.

•Energy
–For the second quarter of 2020, ANG reported Net Income of $0.4 million, compared to a Net Loss of $0.7 million for the year-ago quarter. Adjusted EBITDA increased to $4.2 million compared to $1.3 million for the year-ago quarter, driven by contributions from ANG’s June 2019 acquisition of 20 ampCNG fueling stations, as well as from the Alternative Fuel Tax Credit, which was not yet approved for 2019 in the year-ago quarter.

•Broadcasting
–During 2020, HC2 Broadcasting has entered into agreements with a number of recognizable name brand content providers, including DABL, a CBS Diginet, Cheddar News, and LX Network, an NBC Universal Diginet.

–As of early August 2020, HC2’s Broadcasting segment has 233 operational stations, of which approximately 190 are currently connected to the Company’s CentralCast system, in 95 Designated Market Areas (“DMAs”) across the United States and Puerto Rico, including active operating stations in 34 of the top 35 DMAs. The remaining silent license builds are expected to be completed during the third quarter, and the Company's stations will be approximately 98 DMAs once complete.

•Life Sciences
–In April 2020, R2 Technologies (“R2”) received an additional $10 million equity investment from Huadong Medicine Company Limited (“Huadong”), R2’s exclusive distributor in the China/Asia-Pacific market. This represents the second tranche of Huadong’s investment in R2 at an approximate post-money valuation of $90 million. Proceeds from the new equity investment in R2 are being utilized to commercialize R2’s FDA-approved revolutionary CryoAesthetic technology, which promises physicians a new way to treat aesthetic and medical skin conditions.

–R2 plans to commence its pre-order process in the third quarter, barring any COVID-related delays, in advance of a fourth quarter or early 2021 launch. As a reminder, both R2 and MediBeacon are fully funded for ongoing activities, and as a result, the Company currently does not anticipate a need for further capital investment from HC2.

•Insurance
–The Company continues to review strategic alternatives for Continental, including a potential sale.

–As of June 30, 2020, Continental had $4.5 billion of cash and invested assets, $5.7 billion in total GAAP assets, and an estimated $360 million of total adjusted capital.

–For the second quarter of 2020, Continental reported Net Income of $11.4 million, compared to $30.3 million for the year-ago quarter.

–Pre-Tax Insurance AOI was $14.6 million for the second quarter of 2020, compared to Pre-Tax Insurance AOI of $33.0 million for the year-ago quarter. The decrease was primarily driven by non-recurring favorable claims activity recognized in the year-ago quarter driven by an increase in contingent non-forfeiture option activity as a result of in-force rate actions approved and implemented, and additional unfavorable claims activity and reserve developments in the current year. Additionally, the Insurance segment incurred larger expenses due to additional premium taxes, miscellaneous software expenses, third party management fees, and legal expenses.

Conference Call
HC2 Holdings, Inc. will host a live conference call to discuss its second quarter 2020 financial results and operations today at 5:00 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the HC2 Website at ir.hc2.com, to accompany the conference call.
Dial-in instructions for the conference call and the replay are as follows:
Live Webcast and Call
A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the HC2 Website at ir.hc2.com.
Domestic Dial-In (Toll Free): 1-877-705-6003 or International Dial-In: 1-201-493-6725
Participant Entry Number: 13707250
Conference Replay*
Domestic Dial-In (Toll Free): 1-844-512-2921 or International Dial-In: 1-412-317-6671
Conference Number: 13707250
*Available approximately two hours after the end of the conference call through August 24, 2020.

About HC2
HC2 Holdings, Inc. is a publicly traded (NYSE:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across multiple reportable segments, including Construction, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2's largest operating subsidiary is DBM Global Inc., a family of companies providing fully integrated structural and steel construction services. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

Contact
Investor Relations
Garrett Edson
ICR
Phone: (212) 235-2691
E-mail: ir@hc2.com

Non-GAAP Financial Measures
In this press release, HC2 refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Core Operating Subsidiary Adjusted EBITDA, Total Adjusted EBITDA (excluding the Insurance segment), Adjusted EBITDA for its operating segments, Adjusted Operating Income for the Insurance segment and Pre-Tax Adjusted Operating Income for the Insurance segment.

Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance. Adjusted EBITDA excludes the results of operations and any consolidating eliminations of our Insurance segment.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) as adjusted for depreciation and amortization; Other operating (income) expense, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, and FCC reimbursements; asset impairment expense; interest expense; net gain (loss) on contingent consideration; loss on early extinguishment or restructuring of debt; gain (loss) on sale of subsidiaries; other (income) expense, net; foreign currency transaction (gain) loss included in cost of revenue; income tax (benefit) expense; noncontrolling interest; bonus to be settled in equity; share-based compensation expense; discontinued operations; non-recurring items; costs associated with the COVID-19 pandemic, and acquisition and disposition costs.
Management recognizes that using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other GAAP financial measures, as these non-GAAP measures exclude certain items, including items that are recurring in nature, which may be meaningful to investors.

Adjusted Operating Income - Insurance
Adjusted Operating Income (“Insurance AOI”) and Pre-tax Adjusted Operating Income (“Pre-tax Insurance AOI”) for the Insurance segment are non-U.S. GAAP financial measures frequently used throughout the insurance industry and are economic measures the Insurance segment uses to evaluate its financial performance. Management believes that Insurance AOI and Pretax Insurance AOI measures provide investors with meaningful information for gaining an understanding of certain results and provide insight into an organization’s operating trends and facilitates comparisons between peer companies. However, Insurance AOI and Pre-tax Insurance AOI have certain limitations, and we may not calculate it the same as other companies in our industry. It should, therefore, be read together with the Company's results calculated in accordance with U.S. GAAP.

Similarly to Adjusted EBITDA, using Insurance AOI and Pre-tax Insurance AOI as performance measures have inherent limitations as an analytical tool as compared to income (loss) from operations or other U.S. GAAP financial measures, as these non-U.S. GAAP measures excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Insurance AOI and Pre-tax Insurance AOI should not be considered in isolation and do not purport to be an alternative to income (loss) from operations or other U.S. GAAP financial measures as a measure of our operating performance.
Management defines Insurance AOI as Net income (loss) for the Insurance segment adjusted to exclude the impact of net investment gains (losses), including OTTI losses recognized in operations; asset impairment; intercompany elimination; bargain purchase gains; reinsurance gains; and acquisition costs. Management defines Pre-tax Insurance AOI as Insurance AOI adjusted to exclude the impact of income tax (benefit) expense recognized during the current period. Management believes that Insurance AOI and Pre-tax Insurance AOI provide meaningful financial metrics that help investors understand certain results and profitability. While these adjustments are an integral part of the overall performance of the Insurance segment, market conditions impacting these items can overshadow the underlying performance of the business. Accordingly, we believe using a measure which excludes their impact is effective in analyzing the trends of our operations.

Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including, among others, statements related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of the government and HC2 on our business, financial condition and results of operations, and any such forward-looking statements, whether concerning the COVID-19 pandemic or otherwise, involve risks, assumptions and uncertainties. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, any statements regarding our expectations regarding entering definitive agreements in respect of the potential divestitures of DBM Global, Continental Insurance Group, Ltd. and/or PTGi-International Carrier Services Inc., reducing debt and related interest expense at the holding company level with the net proceeds of a DBM Global and/or Continental Insurance Group, Ltd. divestiture, our ability to successfully enter into and close on divestiture transactions being contemplated, including DBM Global and PTGi-International Carrier Services Inc., building shareholder value, future cash flow, longer-term growth and invested assets, the timing and effects of redeeming the 11.5% Notes, reducing HC2's leverage and interest expense, and the timing or prospects of any refinancing of HC2's remaining corporate debt, the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on HC2’s operations and personnel, and on commercial activity and demand across our businesses, HC2’s inability to predict the extent to which the COVID-19 pandemic and related impacts will continue to adversely impact HC2’s business operations, financial performance, results of operations, financial position, the prices of HC2’s securities and the achievement of HC2’s strategic objectives, and changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on HC2’s financial position. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies.
The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and HC2’s subsidiaries to raise capital; the ability of HC2’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2.

Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. There can be no assurance that definitive agreements for potential divestitures or other strategic transactions will be entered into with respect to DBM Global, Continental Insurance Group, Ltd. or PTGi-International Carrier Services Inc., that any transactions consummated, or the timing, terms, conditions or net proceeds thereof. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.
You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

HC2 HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$299.4	$400.5	$682.8	$763.0
Life, accident and health earned premiums, net	29.6	29.9	58.2	59.8
Net investment income	48.5	50.3	100.4	101.4
Net realized and unrealized gains (losses) on investments	(0.5)	(1.5)	(19.6)	4.0
Net revenue	377.0	479.2	821.8	928.2
Operating expenses
Cost of revenue	262.1	350.6	608.2	675.1
Policy benefits, changes in reserves, and commissions	63.0	48.0	135.4	100.7
Selling, general and administrative	48.1	46.2	100.4	93.1
Depreciation and amortization	1.1	1.2	1.7	1.5
Other operating income	(2.2)	(0.4)	(2.0)	(1.4)
Total operating expenses	372.1	445.6	843.7	869.0
Income (loss) from operations	4.9	33.6	(21.9)	59.2
Interest expense	(21.4)	(19.1)	(42.7)	(37.9)
Loss on early extinguishment or restructuring of debt	(3.4)	—	(9.2)	—
(Loss) income from equity investees	(0.2)	7.2	(2.7)	1.3
Gain on bargain purchase	—	1.1	—	1.1
Other income (loss)	64.0	(4.8)	66.8	(1.4)
Income (loss) from continuing operations	43.9	18.0	(9.7)	22.3
Income tax expense	(15.4)	(1.1)	(2.8)	(5.1)
Income (loss) from continuing operations	28.5	16.9	(12.5)	17.2
Loss from discontinued operations (including loss on disposal of $39.3 million)	—	(7.7)	(60.0)	(14.3)
Net income (loss)	28.5	9.2	(72.5)	2.9
Net (income) loss attributable to noncontrolling interest and redeemable noncontrolling interest	(15.4)	0.2	2.5	3.7
Net income (loss) attributable to HC2 Holdings, Inc.	13.1	9.4	(70.0)	6.6
Less: Preferred dividends, deemed dividends and repurchase gains	0.4	0.4	0.8	(0.8)
Net income (loss) attributable to common stock and participating preferred stockholders	$12.7	$9.0	$(70.8)	$7.4

Income (loss) per share - continuing operations
Basic:	$0.26	$0.34	$(0.56)	$0.42
Diluted:	$0.26	$0.24	$(0.56)	$0.28

Loss per share - discontinued operations
Basic:	$—	$(0.15)	$(0.97)	$(0.27)
Diluted:	$—	$(0.12)	$(0.97)	$(0.20)

Income (loss) per share - Net income (loss) attributable to participating securities
Basic:	$0.26	$0.19	$(1.53)	$0.15
Diluted:	$0.26	$0.12	$(1.53)	$0.08

Weighted average common shares outstanding:
Basic:	46.8	45.6	46.3	45.2
Diluted:	46.9	58.1	46.3	59.9

HC2 HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions, except share amounts)
(Unaudited)

	June 30, 2020	December 31, 2019
Assets
Investments:
Fixed maturity securities, available-for-sale at fair value	$4,116.3	$4,028.9
Equity securities	73.8	92.5
Mortgage loans	128.8	183.5
Policy loans	18.5	19.1
Other invested assets	60.8	68.1
Total investments	4,398.2	4,392.1
Cash and cash equivalents	203.8	228.8
Accounts receivable, net	261.2	311.8
Recoverable from reinsurers	958.4	953.7
Deferred tax asset	2.2	2.7
Property, plant and equipment, net	220.2	223.7
Goodwill	112.6	112.5
Intangibles, net	218.2	221.7
Assets held for sale	—	323.3
Other assets	258.5	188.0
Total assets	$6,633.3	$6,958.3

Liabilities, temporary equity and stockholders’ equity
Life, accident and health reserves	$4,608.8	$4,567.1
Annuity reserves	233.1	236.4
Value of business acquired	209.6	221.1
Accounts payable and other current liabilities	283.0	306.2
Deferred tax liability	101.6	83.7
Debt obligations	633.8	773.6
Liabilities held for sale	—	153.9
Other liabilities	179.5	151.1
Total liabilities	6,249.4	6,493.1
Commitments and contingencies
Temporary equity
Preferred stock	10.3	10.3
Redeemable noncontrolling interest	8.4	11.3
Total temporary equity	18.7	21.6
Stockholders’ equity
Common stock, $.001 par value	—	—
Shares authorized: 80,000,000 at June 30, 2020 and December 31, 2019;
Shares issued: 47,660,135 and 46,810,676 at June 30, 2020 and December 31, 2019;
Shares outstanding: 46,550,384 and 46,067,852 at June 30, 2020 and December 31, 2019, respectively
Additional paid-in capital	288.5	281.1
Treasury stock, at cost: 1,109,751 and 742,824 shares at June 30, 2020 and December 31, 2019, respectively	(4.2)	(3.3)
Accumulated deficit	(166.7)	(96.7)
Accumulated other comprehensive income (loss)	201.7	168.7
Total HC2 Holdings, Inc. stockholders’ equity	319.3	349.8
Noncontrolling interest	45.9	93.8
Total stockholders’ equity	365.2	443.6
Total liabilities, temporary equity and stockholders’ equity	$6,633.3	$6,958.3

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three Months Ended June 30, 2020
	Core Operating Subsidiaries			Early Stage & Other			Non-operating Corporate	HC2
	Construction	Energy	Telecom	Life Sciences	Broadcasting	Other and Eliminations
Net income attributable to HC2 Holdings, Inc.								$13.1
Less: Net income attributable to HC2 Holdings Insurance segment								11.4
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment								(1.5)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance segment	$1.6	$0.4	$(0.1)	$(1.2)	$(4.7)	$46.1	$(38.9)	$3.2
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	2.7	2.0	0.1	0.1	1.7	—	—	6.6
Depreciation and amortization (included in cost of revenue)	2.3	—	—	—	—	—	—	2.3
Other operating (income) expenses	(0.1)	—	—	—	(2.1)	—	—	(2.2)
Interest expense	2.2	1.2	—	—	3.5	—	14.6	21.5
Other (income) expense, net	(0.1)	0.5	0.1	(2.3)	1.3	(70.7)	8.4	(62.8)
Loss on early extinguishment of debt	—	—	—	—	—	—	3.4	3.4
Income tax (benefit) expense	0.9	—	—	—	—	7.3	4.4	12.6
Noncontrolling interest	0.1	0.1	—	(1.2)	(1.3)	17.7	—	15.4
Bonus to be settled in equity	—	—	—	—	—	—	(0.4)	(0.4)
Share-based payment expense	—	—	—	0.1	0.1	—	0.1	0.3
Non-recurring items	0.9	—	—	—	—	—	3.8	4.7
Covid-19 Costs	8.4	—	—	—	—	—	—	8.4
Acquisition and disposition costs	0.2	—	0.1	—	0.4	0.5	1.0	2.2
Adjusted EBITDA	$19.1	$4.2	$0.2	$(4.5)	$(1.1)	$0.9	$(3.6)	$15.2

Total Core Operating Subsidiaries	$23.5

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three Months Ended June 30, 2019
	Core Operating Subsidiaries			Early Stage & Other			Non-operating Corporate	HC2
	Construction	Energy	Telecom	Life Sciences	Broadcasting	Other and Eliminations
Net income attributable to HC2 Holdings, Inc.								$9.4
Less: Net income attributable to HC2 Holdings Insurance segment								30.3
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment								(3.2)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance Segment	$8.9	$(0.7)	$0.4	$(1.4)	$(3.5)	$1.1	$(22.5)	$(17.7)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	4.0	1.5	0.1	0.1	1.5	—	—	7.2
Depreciation and amortization (included in cost of revenue)	2.4	—	—	—	—	—	—	2.4
Other operating (income) expenses	—	0.1	0.5	—	(1.0)	—	—	(0.4)
Interest expense	2.2	0.5	—	—	2.3	—	14.5	19.5
Net loss (gain) on contingent consideration	—	—	(0.2)	—	—	—	—	(0.2)
Other (income) expense, net	0.2	0.1	—	(0.1)	0.3	0.6	3.7	4.8
Income tax (benefit) expense	4.1	—	—	—	0.1	—	(4.8)	(0.6)
Noncontrolling interest	0.8	(0.3)	—	(0.5)	(1.0)	0.8	—	(0.2)
Share-based payment expense	—	—	—	0.1	0.2	—	1.4	1.7
Discontinued operations	—	—	—	—	—	4.9	2.8	7.7
Non-recurring items	—	—	—	—	—	—	—	—
Acquisition and disposition costs	0.5	0.1	—	—	0.2	—	0.5	1.3
Adjusted EBITDA	$23.1	$1.3	$0.8	$(1.8)	$(0.9)	$7.4	$(4.4)	$25.5

Total Core Operating Subsidiaries	$25.2

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Six months ended June 30, 2020
	Core Operating Subsidiaries			Early Stage & Other				Total HC2
	Construction	Energy	Telecom	Life Sciences	Broadcasting	Other & Elimination	Non-operating Corporate
Net loss attributable to HC2 Holdings, Inc.								$(70.0)
Less: Net income attributable to HC2 Holdings Insurance segment								11.4
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment								(3.1)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance segment	$1.5	$1.0	$0.5	$(4.4)	$(10.9)	$4.0	$(70.0)	$(78.3)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	5.3	4.1	0.2	0.1	3.4	—	—	13.1
Depreciation and amortization (included in cost of revenue)	4.6	—	—	—	—	—	—	4.6
Other operating (income) expenses	0.1	—	—	—	(2.1)	—	—	(2.0)
Interest expense	4.4	2.4	—	—	6.7	—	29.3	42.8
Other (income) expense, net	0.1	0.1	(0.3)	(2.3)	2.6	(71.3)	6.6	(64.5)
Loss on early extinguishment of debt	—	—	—	—	—	—	9.2	9.2
Income tax (benefit) expense	1.1	—	—	—	—	7.3	4.0	12.4
Noncontrolling interest	0.1	0.4	—	(2.2)	(2.4)	1.6	—	(2.5)
Bonus to be settled in equity	—	—	—	—	—	—	(0.4)	(0.4)
Share-based payment expense	—	—	—	0.1	0.2	—	1.5	1.8
Discontinued Operations	—	—	—	—	—	56.3	3.8	60.1
Non-recurring items	1.8	—	—	—	—	—	5.2	7.0
Covid-19 costs	8.8	—	—	—	—	—	—	8.8
Acquisition and disposition costs	0.3	—	0.2	—	0.4	1.4	2.2	4.5
Adjusted EBITDA	$28.1	$8.0	$0.6	$(8.7)	$(2.1)	$(0.7)	$(8.6)	$16.6

Total Core Operating Subsidiaries	$36.7

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Six months ended June 30, 2019
	Core Operating Subsidiaries			Early Stage & Other				Total HC2
	Construction	Energy	Telecom	Life Sciences	Broadcasting	Other & Elimination	Non-operating Corporate
Net income attributable to HC2 Holdings, Inc.								$6.6
Less: Net income attributable to HC2 Holdings Insurance segment								64.1
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment								(5.5)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance Segment	$11.0	$(1.3)	$1.0	$(4.0)	$(7.9)	$(4.7)	$(46.1)	$(52.0)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	7.9	2.9	0.2	0.1	2.9	—	—	14.0
Depreciation and amortization (included in cost of revenue)	4.5	—	—	—	—	—	—	4.5
Other operating (income) expenses	(0.1)	0.1	0.5	—	(1.9)	—	—	(1.4)
Interest expense	4.7	0.9	—	—	3.9	—	28.7	38.2
Net loss (gain) on contingent consideration	—	—	(0.2)	—	—	—	—	(0.2)
Other (income) expense, net	0.2	0.2	—	(0.1)	0.4	(0.2)	1.0	1.5
Income tax (benefit) expense	5.1	—	—	—	0.1	—	(2.5)	2.7
Noncontrolling interest	0.9	(0.6)	—	(0.8)	(1.6)	(1.6)	—	(3.7)
Share-based payment expense	—	—	—	0.1	0.4	—	2.5	3.0
Discontinued operations	—	—	—	—	—	9.0	5.3	14.3
Non-recurring items	—	—	—	—	—	—	—	—
Acquisition and disposition costs	1.3	0.1	0.1	—	0.3	—	0.6	2.4
Adjusted EBITDA	$35.5	$2.3	$1.6	$(4.7)	$(3.4)	$2.5	$(10.5)	$23.3

Total Core Operating Subsidiaries	$39.4

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED OPERATING INCOME ("INSURANCE AOI")
AND PRE-TAX OPERATING INCOME ("PRE-TAX INSURANCE AOI")
(Unaudited)

The table below shows the adjustments made to the reported Net income (loss) of the Insurance segment to calculate Insurance AOI and Pre-tax Insurance AOI.

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Increase / (Decrease)	2020	2019	Increase / (Decrease)
Net income - Insurance segment	$11.4	$30.3	$(18.9)	$11.4	$64.1	$(52.7)
Effect of investment losses (gains) (1)	0.4	0.5	(0.1)	19.4	(5.5)	24.9
Gain on bargain purchase	—	(1.1)	1.1	—	(1.1)	1.1
Acquisition costs	—	1.6	(1.6)	—	1.8	(1.8)
Insurance AOI	11.8	31.3	(19.5)	30.8	59.3	(28.5)
Income tax expense (benefit)	2.8	1.7	1.1	(9.6)	2.4	(12.0)
Pre-tax Insurance AOI	$14.6	$33.0	$(18.4)	$21.2	$61.7	$(40.5)
(1) The Insurance segment results are inclusive of realized and unrealized gains and net investment income for the three and six months ended June 30, 2020 and 2019, inclusive of transactions between entities under common control, which are eliminated or are reclassified in consolidation.